                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MARK SOLUTIONS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              MARK SOLUTIONS, INC.
                            Parkway Technical Center
                                1515 Broad Street
                          Bloomfield, New Jersey 07003

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 10, 1996

                                 ---------------

To the Shareholders of
 Mark Solutions, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Mark Solutions, Inc. (the "Company") will be held at the offices of Sax Macy Fromm & Co., P.C., 855 Valley Road, Clifton, New Jersey 07013, on December 10, 1996 at 10:00 a.m. for the following purposes:

          1. To elect five directors;

          2. To ratify and approve the selection of Sax Macy Fromm & Co., P.C. as the independent public accountants of the Company for its current fiscal year ending June 30, 1997; and

          3. To consider and act upon such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on October 14, 1996 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to date and sign the enclosed proxy card and promptly return it in the enclosed reply envelope (which requires no postage if mailed in the United States) so that your shares may be voted for you.

By Order of the Board of Directors,

CARL COPPOLA,
Chairman

Dated: Bloomfield, New Jersey
       October 16, 1996

                              MARK SOLUTIONS, INC.
                            Parkway Technical Center
                                1515 Broad Street
                          Bloomfield, New Jersey 07003

                                 ---------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                December 10, 1996

                                 ---------------

     This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Mark Solutions, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Sax Macy Fromm & Co., P.C., 855 Valley Road, Clifton, New Jersey 07013, on December 10, 1996 at 10:00 a.m. At the Annual Meeting the shareholders will consider the following proposals: (i) the election of five (5) directors; (ii) the ratification and approval of the selection of Sax Macy Fromm & Co., P.C. as the independent public accountants of the Company for its current fiscal year ending June 30, 1997; and (iii) such other business as may properly come before the Annual Meeting.

     This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about October 18, 1996.

                           PROXIES; VOTING SECURITIES

     Only holders of shares of common stock, $.01 par value, of the Company
(the "Common Stock") of record at the close of business on October 14, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 13,472,463 shares of Common Stock, held by approximately 170 shareholders of record. Each share of Common Stock entitles the holder thereof to one vote. Holders of Common Stock are not entitled to cumulative voting rights.

     The presence, in person or by proxy, of a majority of the outstanding Common Stock is required to constitute a quorum at the Annual Meeting. Abstentions are counted for purposes of determining a quorum. The election of directors will be determined by a plurality of votes, with the five nominees receiving the most votes being elected. Approval of each of the other proposals will require the affirmative vote of a majority of the Common Stock present at the Annual Meeting.

     Proxies in the form enclosed, if properly submitted and not revoked prior to or at the Annual Meeting will be voted in accordance with the instructions indicated in such proxies. Proxies properly submitted which do not indicate voting instructions will be voted FOR the election of the named nominees as directors and FOR Proposal No. 2

     A proxy may be revoked by (i) delivery of a written statement to the Secretary of the Company stating that such proxy is revoked, (ii) by a subsequently dated proxy duly executed and presented at or prior to the Annual Meeting, or (iii) voting in person at the Annual Meeting.

     The Company will pay the cost of this solicitation which will be made primarily by mail. Proxies may also be solicited by directors, officers or employees of the Company without additional compensation, in person, or by telephone, facsimile or other similar means. The Company will, on request, reimburse shareholders who are brokers, dealers, banks, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of Common Stock they hold of record.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, five directors of the Company are to be elected, each to serve for a term of one year and until their respective successors are elected and qualified. All of the nominees currently serve as directors of the Company.

     Unless authority is specifically withheld, proxies will be voted FOR the election of the nominees named below. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees.

                             Positions with Company and Principal                       Director
 Name                  Age   Occupations And Current Public Directorships                Since
 ----                  ---   --------------------------------------------               --------
Carl C. Coppola(1)      56   Chairman of the Board, President, Chief Executive            1984
                             Officer of the Company and its predecessors since
                             1984.  President and Chief Executive Officer of
                             Mark Lighting Fixture Co., Inc., an unaffiliated
                             entity, for more than 30 years.

Richard Branca(2)       48   President and Chief Executive Officer of Bergen              1992
                             Engineering Co., a construction company since
                             1980.

Ronald E. Olszowy       50   President and Chief Executive Officer of Nationwide          1992
                             Bail Bonds, which provides bail, performance and
                             fidelity bonds since 1966. President of Interstate
                             Insurance Agency since 1980.

William Westerhoff(1)   59   Retired since June 1992. Prior thereto, Partner of Sax,      1992
                             Macy, Fromm & Co., certified public accountants
                             for more than five years.

Michael Nafash(2)       35   Chairman of the Board, President and Chief Executive         1995
                             Officer of Evolutions, Inc. (OTC), an environmental
                             oriented apparel company since February 1994.  From
                             June 1992 to June 1996, employed by Pure Tech
                             International, Inc.(NASDAQ/NMS:PURT), a plastics
                             and metal recycling company, including as Chief
                             Financial Officer from October 1993 to March 1995.
                             Prior thereto, certified public accountant with Michaels,
                             Nafash & Georgallas and Weidenbaum Ryder & Co.

------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

The Board of Directors Unanimously Recommends That Shareholders Vote FOR the Nominees.

Board of Directors and Committees

     The business of the Company is managed under the direction of the Board of Directors. During the fiscal year ended June 30, 1996, the Board of Directors met five times. In addition the Board took action by unanimous written consent on three occasions. Each member of the Board of Directors participated in all meetings held during fiscal 1996.

     The Board of Directors has established audit and compensation committees. The function of those committees, their current members and the number of meetings held or actions taken are described below.

     Audit Committee. The Audit Committee recommends to the Board of Directors the firm to be appointed as the Company's independent public accountants and monitors the performance of such firm. In addition the committee reviews and approves the scope of the annual audit and reviews and evaluates issues having a potential financial impact on the Company which are brought to its attention by management, the independent public accountants or the Board of Directors. The committee also reviews all public financial reporting documents of the Company. Since July 14, 1995 Mr. Branca had been the sole member of the Audit Committee. Effective September 9, 1996, Michael Nafash was elected a member of the Audit Committee. The Audit Committee met on September 19, 1996 to review the audit and public filings for the fiscal year ended 1996. The Audit Committee plans to meet at least once a year to review the year end results and audit of the Company and to review quarterly reports when available.

     Compensation Committee. The Compensation Committee establishes the compensation policies for executive officers of the Company, evaluates and approves the compensation of the Chief Executive Officer and reviews his recommendations as to the compensation of the other executive officers. The Compensation Committee also administers the Company's 1993 Incentive Stock Option Plan. Messrs. Coppola and Westerhoff currently are members of the Compensation Committee. The Compensation Committee met on September 19, 1996 to review the fiscal year ended June 30, 1996 compensation arrangements and to consideration compensation plans for the future. The Compensation Committee plans to meet at least once a year to review the compensation arrangements of the Company's executive officers.

     The Company does not have a nominating or executive committee. The customary functions of these committees are performed by the Board of Directors as a whole.

Director's Compensation

     Directors have not receive any cash compensation for serving as Directors or on Board Committees but have and will continue to be reimbursed for travel expenses incurred in attending meetings. In lieu of cash compensation customarily paid to nonemployee directors, the Company has established a policy of granting stock options to directors exercisable at the bid price of the Common Stock on the date of grant. Except for Michael Nafash, who was granted two-year options to purchase 25,000 shares of Common Stock at $5.375 per share on November 15, 1995, none of the members of the Board of Directors received any stock options in fiscal 1996. On September 19, 1996, each of the outside directors received five-year options to purchase 30,000 shares of Common Stock at $5.75 per share the fair market value on the date of grant. Future compensation policies will be reviewed annually based upon the Company's financial condition and results of operations.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's equity securities including its Common Stock. Such persons are also required to furnish the Company with such reports.

     To the Company's knowledge during the fiscal year ended June 30, 1996, all
Section 16(a) filing requirements were satisfied except that Frederick Bolio, Vice President-Engineering and Manufacturing, did not timely file a Form 4 in connection with the sale of Common Stock in July 1995. A Form 4 for the foregoing transaction has since been filed.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information with respect to each beneficial owner of 5% or more of the Common Stock, each Director/Nominee of the Company, each executive officer of the Company who is named in the Summary Compensation Table below and all executive officers and Directors/Nominees as a group as of October 14, 1996. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                              Number of       % of Shares
Beneficial Owner             Shares Owned     Outstanding
----------------             ------------     -----------
Carl C. Coppola
c/o Mark Solutions, Inc.
1515 Broad Street
Bloomfield, NJ 07607          1,943,000(1)        14.5%

Joseph Salvani
1 Duran Avenue
Ridgewood, NJ 07450           1,159,956(2)         8.6%

Walter Grossman
277 North Avenue
Westport, CT 06880              862,713(3)         6.5%

William Westerhoff               85,000(4)         (5)

Richard Branca                  300,000(6)         2.0%

Ronald E. Olszowy               135,000(4)         (5)

Michael Nafash                   73,150(7)         (5)

All executive officers
and Directors as
a group (7 persons)           2,737,622(8)        19.0%

(1) Includes 64,800 shares held in trust for the benefit of children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 200,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(2) Includes 150,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(3) Includes 112,000 shares held in trust for the benefit of two children of Mr. Grossman. Mr. Grossman disclaims beneficial ownership of these shares.

(4) Represents or includes 85,000 shares of Common Stock issuable pursuant to options which are presently exercisable.

(5) Less than 1%

(6) Includes 235,000 warrants shares of Common Stock issuable pursuant to options and warrants which are presently exercisable.

(7) Includes 17,150 shares of Common Stock owned by Evolutions, Inc., of which Mr. Nafash is Chairman, President and Chief Executive Officer. Mr. Nafash disclaims beneficial ownership of these shares. Includes 55,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(8) Includes 810,572 shares of Common Stock issuable upon exercise of warrants or options which are presently exercisable.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the amount of all compensation paid to each of the Company's executive officers whose compensation exceeded $100,000, including its Chief Executive Officer, for the Company's last three fiscal years ended June 30.

                                      Annual                     Long Term Compensation
                                   Compensation                      Awards/Payouts
                         ---------------------------------   -------------------------------
Name and          Year   Salary ($)   Bonus   Other          Restricted   Options/   LTIP      All other
Principal                              ($)    Annual         Stock        SARs #     Payouts   Compensation
Position                                      Compensation   Awards $                $
---------------   ----   ----------   -----   ------------   ----------   --------   -------   ------------
Carl Coppola,
President & CEO   1996    $275,000     -0-        -0-           -0-         -0-        -0-          -0-
                  1995    $250,000     -0-        -0-           -0-       200,000      -0-          -0-
                  1994    $225,000     -0-        -0-           -0-         -0-        -0-          -0-

1996 Fiscal Year End Option Values

     The following table sets forth the value of options granted to the named officers in the Summary Compensation Table above for the fiscal year ended June 30, 1996.

                  Number of Securities        Value of Unexercised
                 Underlying Unexercised       in-the Money Options
               Options at Fiscal Year (#)    at Fiscal Year End ($)
Name           Exercisable/Unexercisable    Exercisable/Unexercisable
----           --------------------------   -------------------------
Carl Coppola          200,000 / 0                  $650,000(1)

------------
(1) Based upon a closing sales price of $5-1/4 per share of Common Stock on October 11, 1996.

Employment Agreements

     Pursuant to an employment agreement expiring on March 17, 1997, Mr. Coppola received a base salary of $275,000 for fiscal 1996 and will receive a base salary of $300,000 in fiscal 1997. In addition, Mr. Coppola is entitled to reimbursement of expenses not to exceed $15,000 annually and is provided with an automobile and maintenance and use reimbursement by the Company. In the event Mr. Coppola's employment is terminated by the Company other than for cause, Mr. Coppola will receive a lump sum payment of approximately three times his average annual salary for the preceding five years. The agreement also provides for a three-year noncompete period to take effect upon the termination of Mr. Coppola's employment.

Report of the Board of Directors on Executive Compensation

     The compensation of the Chief Executive Officer of the Company is determined and evaluated by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including (i) providing a level of compensation designed to retain a superior executive in a highly competitive environment, (ii) the individual's contribution to the Company and its operations, (iii) evaluation of the progress achieved as compared to prior periods in establishing the Company's competitive position,
(iv) consideration of the overall operating and financial performance of the Company during the relevant operating period as compared with prior operating periods and (v) the terms and conditions of existing employment agreements.

     Compensation for the Company's other executive officers is determined based upon the recommendation of the Chief Executive Officer who considers the same factors considered by the Board of Directors in establishing the compensation of the Chief Executive Officer. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and does not anticipate paying annual compensation in excess of $1,000,000 to any employee.

     The Company applies a consistent approach to compensation for all employees, including senior management. This approached is based on the believe that the achievements of the Company result from coordinated efforts of all employees working toward common objectives.

     As described above under "Employment Agreements" Mr. Coppola received a base salary of $275,000 in 1996 and will receive a base salary of $300,000 in fiscal 1997.

          The Board of Directors

               Carl Coppola (Chairman)     William Westerhoff
               Richard Branca              Michael Nafash
               Ronald E. Olszowy

                             STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return on the Company's Common Stock during the five fiscal years ended June 30, 1996 with the cumulative total return on the NASDAQ Stock Market (US & Foreign) and NASDAQ Stocks (SIC 3400-3499 US Companies), assuming an investment of $100 in each on November 11, 1993 and the reinvestment of all dividends. The information is presented from November 11, 1993 the first day after the Common Stock was listed on the NASDAQ Stock Market-Small Cap.

                              [PERFORMANCE GRAPH]

PERFORMANCE GRAPH DATA POINTS               11/11/93   06/30/94   06/30/95   06/30/96
                                            --------   --------   --------   --------
Mark Solutions, Inc. Common Stock             100.0      64.5       75.8       83.9
NASDAQ Stock Market (US & Foreign)            100.0      90.7      118.9      153.3
NASDAQ Stocks (SIC 3400-3499 US Companies)
 Fabricated Metal Products except machinery
 & transportation equipment                   100.0     101.9      119.4      147.9

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company purchases lighting fixtures, fabricating services and other related services from Mark Lighting Fixture Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, President and Chief Executive Officer of the Company. For the fiscal year ended June 30, 1996, the Company paid Mark Lighting $160,294 for such goods and services.

     The Company purchased goods and fabricating services from Metalite, Inc. ("Metalite"), a company wholly owned by Carl Coppola's brother. For the fiscal year ended June 30, 1996, the Company paid Metalite $13,510 for such goods and services.

     In connection with The Company's Jackson, Michigan modular cell project, Bergen Engineering Co. ("Bergen Engineering"), a company owned by Mr. Branca, agreed to obtain the necessary construction bonds through its bonding company. Bergen Engineering was required to guarantee the completion of the project by the Company and the bond was obtained on November 7, 1995. As compensation for providing this guarantee, Bergen Engineering will receive five percent of the gross proceeds from the project and received two-year warrants to purchase 150,000 shares of Common Stock at $2.625 per share.

     The Company's President, Carl Coppola, has agreed to provide third party guarantees to the extent necessary to assist the Company in obtaining performance and completion bonds. Mr. Coppola and the Company will determine on a project by project basis the advisability and terms of providing such third party guarantees. In the event Mr. Coppola acts as guarantor under any bonds, the Company's intention is to compensate Mr. Coppola, the extent of which will be based on the facts and circumstances of the relevant project and bond.

     On November 15, 1995, the Company granted two-year options to purchase 25,000 shares of Common Stock at $5.375 per share to Michael Nafash in consideration of Mr. Nafash agreeing to serve on the Board of Directors.

     Management believes that each of the foregoing transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Sax Macy Fromm & Co., P.C. has acted as the Company's independent public accountants since its formation and has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending June 30, 1997. The services provided by Sax Macy Fromm & Co., P.C. to the Company for 1996 included the audit of the Company's annual consolidated financial statements, consultation with regard to Federal securities law financial filings, preparation of the Company's income tax returns and consultation on various tax, securities and other matters.

     A representative of Sax Macy Fromm & Co., P.C. is expected to be present at the Annual Meeting to have the opportunity to make a statement and to be available to respond to appropriate questions.

     Although the selection of the Company's independent public accountants is not required by law to be submitted to the shareholders for ratification, the Company has adopted a policy of submitting this selection to a vote of shareholders. If the shareholders do not ratify the appointment of Sax Macy Fromm & Co., P.C. as the Company's independent public accountants for 1997, then the appointment will be reconsidered by the Audit Committee and the Board of Directors.

The Board of Directors Unanimously Recommends That Shareholders Vote FOR Proposal 2.

                                  OTHER MATTERS

     The Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to those matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"), including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the Annual Meeting. If any such matters are presented at the Annual Meeting, then the proxy agents named in the proxy card will have the discretionary authority to vote the shares in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder who wishes to present a proposal to be considered at the 1997 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement must deliver such proposal in writing to the Company at Parkway Technical Center, 1515 Broad Street, Bloomfield, New Jersey 07003 not later than July 3, 1997. Any shareholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

                           ANNUAL REPORT AND FORM 10-K

     The 1996 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you did not receive a copy please advise the Company and another will be sent to you. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the Record Date upon written request to the Company's executive offices,
Attention: Corporate Secretary.

By Order of the Board of Directors,

CARL COPPOLA, Chairman

October 16, 1996
Bloomfield, New Jersey

PROXY                         MARK SOLUTIONS, INC.
                                1515 Broad Street
                          Bloomfield, New Jersey 07003

                   This Proxy is being solicited on Behalf of
                  the Mark Solutions, Inc. Board of Directors

The undersigned hereby appoints Carl C. Coppola and Cheryl Gomes, and either of them, as proxies, each of them with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Mark Solutions, Inc. ("Mark") held of record by the undersigned on October 14, 1996 or with respect to which the undersigned is otherwise entitled to vote or act, at the Annual Meeting of Shareholders to be held on December 10, 1996 (the "Annual Meeting"), or any adjournment thereof.

1. ELECTION OF DIRECTORS    / / FOR all nominees      / / WITHHOLD authority
                                listed below              to vote for all
                                (except as marked to      nominees listed below
                                the contrary below)

   (INSTRUCTION: To withhold authority for any individual, mark the box next to the nominees name below.)

    Carl C. Coppola    / /     Richard Branca      / /     Michael Nafash  / /
    Ronald E. Olszowy  / /     William Westerhoff  / /

2. To ratify and approve the selection of Sax Macy Fromm & Co., P.C. as the independent public accountants of Mark for the fiscal year ending June 30, 1997.

                     FOR  / /   AGAINST  / /   ABSTAIN  / /

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof, upon matters incident to the conduct of the Annual Meeting and upon the election of substituted nominees for Director designated by the Board of Directors if one or more of the persons named above is unable to serve as a Director.

                   (To be signed and dated on the other side)

                           (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL NO. 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL NO. 3.

Dated: _____________________________, 1996

__________________________________________
                Signature

__________________________________________
        Signature if held jointly

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.